Registration No. 333-

As filed with the Securities and Exchange Commission on December 12, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Unwired Planet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3219054
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 South Virginia Street, Suite 201 Reno, Nevada 89501
(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated 2006 Stock Incentive Plan

Second Amended and Restated 1999 Directors’ Equity Compensation Plan

(Full Title of the Plan)

Eric Vetter

President and Chief Financial Officer

Unwired Planet, Inc.

170 South Virginia Street

Suite 201

Reno, Nevada 89501

(Name and Address of Agent for Service of Process)

(775) 980-2345

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joseph L. Johnson III, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value (1)	2,000,000	$1.31(4)	$2,620,000(4)	$337.46
Common Stock, $0.001 par value (2)	2,000,000	$1.31(4)	$2,620,000(4)	$337.46
Total	4,000,000		$5,240,000	$674.92

(1)	Represents additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s Second Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”).
(2)	Represents additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s Second Amended and Restated 1999 Directors’ Equity Compensation Plan (the “Directors’ Plan”).
(3)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Plan or the Directors’ Plan, as applicable, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Select Market on December 11, 2013.

NOTE

With respect to the registration on this Registration Statement on Form S-8 of 2,000,000 additional shares of the common stock, par value $0.001 per share (“Common Stock”), of Unwired Planet, Inc. (the “Company” or the “Registrant”) which may be issued pursuant to the Registrant’s Second Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”), such securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-140691, as filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2007 and the Registrant’s Registration Statement on Form S-8, File No. 333-156444, as filed with the Commission on December 23, 2008 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 19,000,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the 2006 Plan.

With respect to the registration on this Registration Statement on Form S-8 of 2,000,000 additional shares of Common Stock of the Company which may be issued pursuant to the Registrant’s Second Amended and Restated 1999 Directors’ Equity Compensation Plan (the “Directors’ Plan”), such securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-81215, as filed with the Commission on June 21, 1999 and the Registrant’s Registration Statement on Form S-8, File No. 333-163480, as filed with the Commission on December 4, 2009 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 3,650,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Directors’ Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2013, filed with the Commission on September 9, 2013;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the Commission on November 7, 2013;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on September 13, 2013, September 27, 2013, October 1, 2013 and November 15, 2013;

(d) The section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on October 7, 2013.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.2	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.3	Specimen certificate representing the Common Stock (Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2003 and incorporated herein by reference)

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan

Exhibit 99.2	Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, in the State of Nevada, on this 12th day of December, 2013.

UNWIRED PLANET, INC.

By:	/s/ Eric Vetter
Eric Vetter
President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Unwired Planet, Inc., hereby severally constitute and appoint Eric Vetter and Timothy Robbins, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Unwired Planet, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 12th day of December, 2013.

Name	Title(s)
/s/ Eric Vetter	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Eric Vetter

/s/ Philip A. Vachon	Chairman of the Board of Directors
Philip A. Vachon

/s/ Peter Feld	Director
Peter Feld

/s/ Mark Jensen	Director
Mark Jensen

/s/ Gregory P. Landis	Director
Gregory P. Landis

/s/ David Lockwood	Director
David Lockwood

/s/ William Marino	Director
William Marino

/s/ Michael Mulica	Director
Michael Mulica

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.2	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.3	Specimen certificate representing the Common Stock (Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2003 and incorporated herein by reference)

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan

Exhibit 99.2	Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan

5